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Exhibit 23.12


                         Consent of Director Designee
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February 25, 1997

        The undersigned hereby consents, pursuant to Rule 438 under the Securities Act of 1933, as amended, to the references to him as a future director of Cabot Noble, Inc. in the Joint Proxy Statement-Prospectus included in this Registration Statement.


                                        Signed: /s/ Mclvyn J. Eshrin
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                                               Mclvyn J. Eshrin